UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2006

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	000-1084047	95-4691878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3998 FAU Boulevard, Bldg 1-210, Boca Raton, FL / 33431
(Address of Principal Executive Offices/Zip Code)

(561) 417-7250
(Registrant’s telephone number, including area code)

1413 South Howard Avenue, Suite 220, Tampa, FL / 33606
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Overview

On June 26, 2006, Innovative Software Technologies, Inc., a California corporation (“Innovative” or the “Company”), completed the acquisition of AcXess, Inc., a Florida corporation (“AcXess”), in a stock exchange transaction (the “Transaction”) pursuant to a Stock Exchange Agreement by and between Innovative, AcXess, the Shareholders of AcXess, and Anthony F. Zalenski, acting as the Shareholder’s Agent (the “Exchange Agreement”). As a result of the Transaction, AcXess became a wholly owned subsidiary of the Company.

Pursuant to the Exchange Agreement, the shareholders of AcXess exchanged 100% of the outstanding shares of capital stock of AcXess for an aggregate of 11,000,000 shares of common stock of the Company, $.001 par value per share (the “Common Stock”). The shares of Common Stock issued in the Transaction were sold and issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided under Section 4(2) of the Act, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser had access to all relevant information necessary to evaluate the investment and represented to Innovative that the securities were being acquired for investment.

Concurrent with the closing of the Transaction, Innovative sold convertible promissory notes to four accredited investors in the aggregate principal amount of approximately $430,000 (the “Offering”). The convertible promissory notes have a term of six months and are convertible into shares of Common Stock of the Company in a future qualified financing at a 30% discount to the effective price per share paid in the future qualified financing. In the Offering, Innovative also issued to the purchasers of the notes warrants to purchase an aggregate of 2,120,000 shares of Common Stock at an exercise price of $0.05, subject to adjustment. These warrants will expire in 2011. The investors in the Offering were granted piggyback registration rights with respect to the shares issuable upon the conversion of the notes or the exercise of the warrants in accordance with a registration rights agreement. Also in conjunction with the Offering, Innovative exchanged an outstanding promissory note to an investor in the amount of $100,000 plus accrued interest for a promissory note with the above terms for $100,000, and interest accrued to date on the pre-existing note was forgiven by the investor and credited to other income. The notes and warrants issued in the Offering, as well as the shares of Common Stock issuable pursuant thereto, were sold and issued pursuant to the exemption from the registration requirements of the Act provided under Section 4(2) of the Act and Rule 506 promulgated thereunder, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to Innovative that the securities were being acquired for investment.

In connection with the Offering, Innovative paid to the placement agents in the Offering (i) a cash fee equal to eight (8%) percent of the gross cash receipts in the Offering and (ii) an agreement to receive warrants (the “Agent Warrants”) to purchase up to that number of shares of Common Stock equal to ten (10%) percent of the shares of Common Stock issued by the Company upon conversion of the promissory notes issued in the Offering. The Agent Warrants are exercisable for a two year period following the date of issuance at a price per share equal to $0.05 per share.

Immediately after the closing of the Transaction, Innovative had 67,455,379 shares of Common Stock issued and outstanding, with holders of the outstanding shares of Common Stock immediately prior to the Closing holding approximately 84% of the outstanding Common Stock, and the former AcXess common shareholders holding approximately 16% of the outstanding Common Stock. In addition, the Company intends to offer the holders of $175,115 in AcXess promissory notes the opportunity to convert their notes into shares of the Company at $0.04 per share, the last sales price per share of the Company’s Common Stock on the date of Closing. Should the Company make such an offer and should all note holders accept such an offer, approximately 4,377,872 additional shares of Common Stock of the Company would be issued and the total number of shares outstanding would then be 71,833,251.

In connection with the Transaction, Anthony F. Zalenski was appointed to our Board of Directors as Chairman and William E. Leathem resigned as director. As a result, Innovative’s board currently comprises Mr. Zalenski and Pete M. Peterson, our former Chairman. In addition, Mr. Peterson resigned as Chief Executive Officer and Mr. Zalenski accepted the position of Chief Executive Officer of the Company. Christopher J. Floyd remains as Chief Financial Officer and Secretary of Innovative.

Following FAS 141, as governing and operating control of the combined entity is under Mr. Zalenski, AcXess is deemed to be the purchaser in the Transaction for financial reporting purposes. Therefore, reverse acquisition accounting applies whereby AcXess is deemed to have issued its common stock for the net assets or liabilities of Innovative accompanied by a recapitalization of AcXess. For accounting purposes, AcXess is treated as the continuing reporting entity.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement filed as Exhibit 2.1 attached to this report hereto.

FORM 10-SB DISCLOSURE

Prior to closing of the Transaction, Innovative was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) immediately prior to the Transaction. Accordingly, set forth below is the information that would be required if Innovative were filing a general form for registration of securities on Form 10-SB under the Exchange Act.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us," “Innovative,” and the "Company" are to Innovative Software Technologies, Inc. a California corporation, together with its wholly-owned subsidiaries.

DESCRIPTION OF BUSINESS

Innovative was incorporated in the State of California in May 1998. Immediately prior to the Transaction, the Company had nominal assets and revenues and no business operations. The Company’s strategy was to enter into a business combination transaction with an entity that has business operations.

Innovative commenced business on April 16, 2001, when it acquired 100% of the outstanding common stock of Triad Media, Inc. (“Triad”), formerly known as Hackett Media, Inc. (“Hackett”) in a share exchange transaction. The acquisition resulted in the owners of Hackett holding 90% of our outstanding capital stock and having effective operating control of the combined entity after the acquisition. As a result of this acquisition, the Company’s and its subsidiaries’ primary business consisted of Internet sales and marketing.

On December 31, 2001, we purchased all of the outstanding shares of Energy Professional Marketing Group, Inc. (“EPMG”), a technology marketing company based in Provo, Utah specializing in product fulfillment for outside vendors and technology and database marketing. In connection with the acquisition, we issued 1,500,000 and 3,529,412 of Series A preferred and common shares, respectively. Following the purchase, EPMG became a wholly owned subsidiary of the Company.

On September 26, 2003, the former principals of EPMG alleged in writing that they were entitled to rescind the 2001 acquisition of EPMG. On July 2, 2004, we entered into a Settlement Agreement with the former principals of EPMG (the “Settlement Agreement”) under the terms of which the former principals surrendered all of their 6,784,762 shares of common stock, 1,200,500 shares of Series A Preferred Stock, and 80,000 shares of Series B Preferred Stock, in exchange for certain assets and liabilities of EPMG. Subsequent to the Settlement Agreement, the former principals filed an action against the Company for breach of the Settlement Agreement related to certain reserve liabilities (see “Legal Proceedings” below).

On August 4, 2004, Peter M. Peterson replaced Douglas S. Hackett as our Chief Executive Officer (with Mr. Hackett remaining as President), and Christopher J. Floyd was elected as our Chief Financial Officer. In October 2004 we relocated our corporate headquarters from Kansas City, Missouri, to Tampa, Florida. Effective April 7, 2005, Mr. Hackett resigned as President and as a director of the Company.

On April 20, 2005, we entered into a stock purchase agreement with Mr. Hackett for the sale to Mr. Hackett of all common shares of our subsidiary Triad in exchange for the surrender by Mr. Hackett of 4,935,015 shares of our common stock held by him. Since the transaction involves receipt of our common stock in exchange for the subsidiary, we recorded this transaction in April 2005 as an equity transaction.

On May 6, 2005, our IST Integrated Solutions, Inc. subsidiary completed an acquisition of the assets and operations of Lietz Development, Inc. and Saphire of Tampa Bay, Inc. (collectively “Data Tech”), a Tampa, Florida based computer equipment reseller, and hosting and network services provider. Subsequent to the closing of the acquisition the Company identified and/or discovered certain facts that constituted undisclosed liabilities or breaches of representation or warranty by Data Tech. On June 27, 2005 the Company executed a mutual rescission agreement and release with Data Tech the effect of which was to rescind the earlier acquisition agreement between the parties. No portion of the Purchase Price or Performance Consideration (as defined in Section 1.4 of the Asset Purchase Agreement) had been paid by the Company in connection with the transaction.

For the remainder of the 2005 calendar year the Company had no business operations and sought to engage in a business combination with a company with operations. As a result of the sale of Triad we are no longer engaged in the development, marketing and delivery of business-type educational programs and also had no continuing involvement with the business of EPMG

As of June 26, 2006 Innovative and its subsidiaries employed a total of 1 person who is not represented by a labor union.

Market Strategy

As a result of the Transaction, AcXess became a wholly owned subsidiary of Innovative. AcXess was formed to provide Business Continuity (“BC”) products and services to the Small and Medium Enterprise (“SME”) market. “Business Continuity” products and services are an advanced form of disaster recovery solutions for electronic data backup wherein the data and/or applications are available immediately upon failure through means of connectivity to remote server locations. We believe that the North American SME market for BC services (defined as companies with 50 to 5,000 employees) is underserved. Furthermore, we believe that various technologies have matured to a point where the SME market can now be supplied with robust BC services which were previously only available to large corporations and at substantial cost.

The founders of AcXess, Anthony F. Zalenski, and Thomas J. Elowson, were approached by senior executives of Citrix Systems, Inc. (NASD: CTXS) who offered their support for AcXess to develop, test, and market a BC solution. In response, AcXess developed its “AcX Application Continuity Xchange”™ platform based on Citrix technology combined with AcXess’ own proprietary software and methodologies. Citrix has over 35,000 client companies the US alone and more than 180,000 worldwide. Management has identified approximately 7,000 Citrix mid-market client companies as its initial target market in North America.

In May 2005 AcXess signed a Services Partner Agreement with SAP Business One to offer the AcXess BC service to all SAP Business One customers in North America through their exclusive, invitation only business partner network.

Products/Services

AcXess service offerings consist of business continuity and application availability services for single or multi-application small to medium enterprise-level hosted environments. The AcXess Application Continuity Xchange™ offers seamless web access to the mission critical applications that employees need during any IT downtime with their business. These mission critical business applications are backed up and mirrored in a secure data center with tier-one network backbone access. Application data and all relevant databases are replicated 24 hours a day, 7 days a week, 365 days a year. Tiered pricing allows for shorter increments of Recovery Time Objectives (RTO) based on the needs of the customer. AcXess uses virtual server technology along with its intellectual property through the AcX Framework™, resulting in an inexpensive and efficient business continuity platform. The Company signed its first customer agreement in May 2006 and currently has two customers.

The Application Continuity Xchange(TM)’ for Enterprise Systems enables customers to:

• Resume serving customers quickly without waiting to restore network functionality. Instead, displaced workers access their key applications and data securely over the Internet - even from a home dial-up connection.

• Relieve their IT staff of the time, burden and expense of reconfiguring each application and database after any IT downtime. Applications are mirrored and re-distributed to client machines from a secure remote location.

• Gain the flexibility of allowing workers to use any PC, or browser-based mobile device from any location, even over low-bandwidth connections. The AcXess remote server-based solution allows a consistent user interface that can be delivered and accessed from anywhere.

• Gain a turnkey managed BC solution for a fixed monthly service fee at a substantially reduced Total Cost of Ownership (TCO) comparable to existing in-house solutions.

Potential Future Products and Services

AcXess has conducted basic research and development as well as business planning for the rollout of several future products including: an Email Xchange Gateway™ for customers who desire an automated process for email backup; AcXERA™, a replication appliance for on-site backup for complex enterprises; and a SOX/ICD™ business service for clients that fall under reporting requirements of the Sarbanes-Oxley Act (“SOX”).

Research and Development

The Company’s Application Continuity Xchange(TM)’ (AcX™) technology platform has been designed and developed over the past year. The Company intends to continue to pursue R&D for continued development of new products and services. However, any future R&D will be dependent on our ability to raise funds via future financings (see “liquidity” below).

Government Regulation

The Company expects to service Clients that fall under both SOX and HIPPA compliance and, as such, has developed, and is currently developing, certain features and controls into our current AcX infrastructure design. In addition, the Company’s data center partner is fully SOX and HIPPA compliant.

Competition

As a result of the overall market opportunity, companies have emerged to provide continuity services. The competitive landscape includes both multi-billion dollar multi-faceted professional services companies as well as emerging competitive carriers and regional VARs. Companies offering full enterprise level professional services include EDS, Comdisco and Sungard. Competitive carriers offering some function-specific level of continuity services include Avaya. ASP’s and software companies offering full time application hosting, or application specific hosting include Salesforce.com and Mi8. Companies offering backup data storage services on tape and disk include Iron mountain, E-vault & Live vault. The principal competitive factors in the market include price, quality of service, breadth of service, customer service, applications supported, capacity, reliability and availability.

The following is a summary of the Company’s direct and indirect competitors:

SunGard Availability Systems
SunGard provides software and processing solutions for financial services, higher education and the public sector and also provides customers with a range of managed IT services, including application and data center outsourcing and managed services.

Avaya
Avaya Inc. designs, builds and manages communications networks for over one million businesses worldwide and provides secure Internet Protocol telephony systems and communications software applications and services. Business Continuity solutions are sold through its professional services organization.

SalesForce.com
SalesForce.com provides primarily Customer Relationship Management applications as a service. Customers who use the salesforce.com CRM software are already running this aspect of their business offsite, and have no specific need for a direct BC solution for this application. Management sees SalesForce.com as an indirect competitor.

Mi8
Mi8's core mission is to transform Microsoft Exchange, a sophisticated messaging and collaboration system, into easy-to-use subscription services. Mi8 functions as an extension of a company’s Information Technology team, managing and monitoring sophisticated messaging and collaboration infrastructure. To the extent Mi8 hosts the exchange messaging function for companies off-site, they are also providing continuity & availability services to their customers, although Mi8 does not compete directly on continuity.

EVault
EVault Inc. provides online backup and recovery solutions for secure data backup and recovery of critical business applications. EVault’s disk-based backup software design and certified processes automate the customer’s own data protection processes.

LiveVault
LiveVault provides disk-to-disk backup and recovery applications for small and mid- sized businesses and enterprises with remote offices. LiveVault’s products automate and integrate data backup, offsite protection, archiving and recovery. LiveVault was recently purchased by Iron Mountain.

Iron Mountain
Established in 1951, Iron Mountain stores and manages records, media and electronic data and has been acquiring other companies in the disaster recovery and business continuity arena.

Intellectual Property

The Company intends to submit in the future one or more patent applications relating to certain aspects of its technology, but there can be no assurance that the Company will be able to obtain patent protection for any of its technology. The Company owns the registered trademark “Down Proof Your Business” but has not filed trademark registrations for any other marks and may choose not to do so.

Employees

Effective immediately after the closing of the Transaction, we had a total of seven (7) full time employees. None of our employees are represented by a trade union. We anticipate hiring additional full time employees within the next twelve months.

Customers

The Company signed its first customer agreement in May 2006 and currently has two customers.

Sales, Marketing, Distribution

The Company’s sales and marketing efforts are primarily focused on the well-defined Citrix and SAP SME market with an initial emphasis on North America. The Company believes this market has the highest internal costs, and greatest need of business continuity services, and therefore provides the greatest opportunity for the Company to offer significant cost savings and quality of service to Citrix and SAP customers.

To reach this segment, the Company intends to hire territory managers to run BC engagements with the Citrix ERM’s (Enterprise Relationship Managers) and Citrix Consulting Services professionals. Territory managers will be responsible for all initial customer contact, coordination of Business Impact Analysis studies with Citrix and other consulting services, pilot programs, and resulting BC service contracts. They will also be responsible for up-selling into each account as new services are made available.

Our channel strategy leverages strategic relationships with Citrix and its reseller partner companies who already sell enterprise level solutions to the expanding 75 million-user Citrix market.

Insurance Matters

We intend to bind a general business liability policy and an errors and omission policy by mid July 2006. We also intend to bind a directors and officers liability coverage at that time. We believe that our insurance program provides adequate coverage for all reasonable risks associated with operating our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

Innovative had no revenue from operations since the sale of its Triad Media, Inc. subsidiary in April 2005. Following the Transaction, AcXess’ operations shall constitute principally all of Innovative’s operations. AcXess was founded on January 12, 2005 and had minimal operations in the first quarter of 2005. AcXess’ fiscal year ends March 31. The following discussion and analysis summarizes the significant factors affecting AcXess’ results of operations for its fiscal year ended March 31, 2006 (fiscal year 2006) and Innovative’s and AcXess’ combined financial liquidity and capital resources. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements, included with this Report.

Results of Operations

Revenues. Revenues were $-0- in fiscal 2006.

Operating Expenses. Total operating expenses were $473,542 in fiscal 2006. Principal expenditures included officer stock compensation of $191,494, consulting expenses primarily for the development of products and services, and for business planning, of $185,871, and rent of $17,735.

Loss from Operations. Loss from operations for fiscal 2006 was $473,542.

Interest Expense. Interest expense for fiscal 2006 was $13,809. The interest expense was attributable to interest on notes payable to vendors ($2,640) and interest imputed on the conversion of debt due to an officer to equity which conversion price ($0.033 per share) was exceeded by the fair market value ($0.05 per share) as established by AcXess’ accounting policy.

Net Loss. Net loss for fiscal 2006 was $487,351.

Impact of Inflation

Inflation has not had a material effect on our results of operations.

Financial Liquidity and Capital Resources

In connection with the Offering, Innovative received gross proceeds of $430,000 from the sale of convertible notes, and we paid the selling agent in the Offering a cash fee of $44,400, comprising $10,000 in expense reimbursement and $34,400 as a commission.

We expect that the remaining proceeds from the Offering and cash flows from operations will not be sufficient to pay our other existing obligations and obligations as they arise for the next twelve months for will only be sufficient for the next three to four months. Management therefore intends to immediately pursue further fund raising activities. However, there can be no assurance we will be successful in raising additional funds and in the event we are not able to increase working capital we may need to curtail our business activities.

Off Balance Sheet Arrangements

Not applicable.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the audited financial statements of AcXess. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our Common Stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

Risks Related To Our Business

We have not applied for patents on our proprietary technology and rely upon trade secret protection to protect our intellectual property; it may be difficult and costly to protect our proprietary rights and we may not be able to ensure their protection.

At this time we have not applied for patent protection for our proprietary technology and therefore cannot rely on court action to protect our intellectual property. Although management intends to apply for patents where applicable, the Company currently relies on trade secrets. Trade secrets are difficult to protect and while we use reasonable efforts to protect our trade secrets, we cannot assure that our employees, consultants, contractors or scientific advisors will not, unintentionally or willfully, disclose our trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. If we are unable to defend our trade secrets from illegal use, or if our competitors develop equivalent knowledge, it could have a material adverse effect on our business.

Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors’ offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary rights against unauthorized third party use. Enforcing a claim that a third party illegally obtained and is using our trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect our future operating results.

Potential claims alleging infringement of third party’s intellectual property by us could harm our ability to compete and result in significant expense to us and loss of significant rights.

From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign our products to avoid infringement, our business, financial condition and results of operations would be materially adversely affected.

To date we have had significant operating losses, and an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the fiscal year ended March 31, 2006 was $487,351 resulting in an accumulated deficit of $487,351. We had no revenue for the fiscal year ended March 31, 2006. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

Going concern opinions

The audited financial statements for Innovative for the year ended December 31, 2005 and the audited financial statements for AcXess for the year ended March 31, 2006, each included an explanatory footnote that such financial statements were prepared assuming that Innovative and AcXess, respectively, would continue as a going concern.

We are dependent upon future financings to fund our operations.

We have had no revenues and as of March 31, 2006 we had incurred a cumulative net loss of $487,351. As of June 27, 2006 we had approximately $230,000 in available funds. We are therefore wholly dependent upon the net proceeds of a future financing to have working capital to continue operations.

Our management will have broad discretion in the application of the net proceeds of future financings.

Management will have broad discretion to adjust the application and allocation of the net proceeds of any future financings in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of any such offerings.

We lack sales, marketing and distribution capabilities and depend on third parties to market our services.

We do not have personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

We may face product liability for the services we provide.

Developing, marketing and sale of our products and services may subject us to product liability claims. We currently do not have insurance coverage against product liability risks. Although we intend to purchase such insurance, such insurance coverage may not be adequate to satisfy any liability that may arise. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a service, injury to our reputation, and loss of revenues. As a result, regardless of whether we are insured, a product liability claim or product recall may result in losses that could be material to us.

If we are unable to establish sufficient sales and marketing capabilities or enter into and maintain appropriate arrangements with third parties to sell, market and distribute our services, our business will be harmed.

We have limited experience as a company in the sale, marketing and distribution of our products and services. We depend upon third parties to sell our product both in the United States and internationally. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to sell, market and distribute our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

We face competition in our markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than we have.

Our services face competition from services which may be used as an alternative or substitute therefore. In addition we compete with several large companies in the BC business. To the extent these companies, or new entrants into the market, offer comparable services at lower prices, our business could be adversely affected. Our competitive position is based principally on our intellectual property developed with Citrix technology as well as our relationships in the BC industry. Our competitors can be expected to continue to improve the design and performance of their products and services and to introduce new products and services with competitive performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position. See “Description of Business - Competition.”

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources, and other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Our future success depends on retaining our existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success depends in part on our ability to retain key employees including our executive officers. Following the Transaction we do not have any employment agreements with our executives. Also, we do not currently carry "key man" insurance on our executives but intend to obtain it in the near future. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

We cannot predict the impact of our proposed marketing efforts. If these efforts are unsuccessful we may not earn enough revenue to become profitable.

Our success will depend on investing in marketing resources. Our proposed business plan includes considerable outsourcing of marketing as well as dependence on channel partners unaffiliated with the Company. Any marketing plans developed may include attending trade shows and making private demonstrations, advertising and promotional materials, advertising campaigns in both print and broadcast media, and advertising/promotion-related operations. We cannot give any assurance that these marketing efforts will be successful. If they are not, revenues may be insufficient to cover our fixed costs and we may not become profitable.

We expect to incur additional losses in the future.

We expect to incur significant operating losses in the near future. We intend to use a portion of the net proceeds from the Offering for sales and marketing, research and development and operating expenses. We will continue to incur significant expenses. We cannot predict when, if ever, we will operate profitably.

We will require significant additional capital to support business growth, and this capital might not be available.

We believe that the net proceeds from the Offering, after repayment of our debt obligations, will satisfy our current capital needs for only two (2) to three (3) months and we intend to raise substantial additional capital. Such capital might be raised through public or private financings, as well as borrowings and other sources. We do not currently have any commitments or immediate plans with respect to acquisition financing, and there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. The failure to obtain required financing by us when needed could result in us being required to substantially scale back our then operations.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

We may incur increased legal, accounting and other expenses as a result of having to assimilate AcXess into our business.

Following the Transaction, we will incur significant legal, accounting and other expenses in connection with bringing AcXess in compliance with rules and regulations applicable to public companies that AcXess did not incur as a private company prior to the Transaction. In addition, if our Common Stock is eventually listed on NASDAQ or another major market, we will incur further additional listing and compliance expenses. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related To Our Common Stock

The price of our Common Stock may fluctuate significantly, which could lead to losses for stockholders.

The stock of public companies can experience extreme price and volume fluctuations, which can be unrelated or out of proportion to the operating performance of such companies. We expect our stock price will be subject to similar volatility. Any negative change in the public’s perception of the prospects of our company or companies in our market could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

Ø	variations in our operating results;

Ø	announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;

Ø	recruitment or departure of key personnel;

Ø	litigation, legislation, regulation or technological developments that adversely affect our business;

Ø	changes in the estimates of our operating results or changes in recommendations by any securities analyst that elect to follow our common stock; and

Ø	market conditions in our industry, the industries of our customers and the economy as a whole.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our Common Stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business. We will not control these analysts. There are many large, well-established publicly traded companies active in our industry and market, which will mean it will be less likely that we receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us, downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which in turn could cause our stock price to decline.

We have no intention to pay dividends on our Common Stock.

For the foreseeable future, we intend to retain any remaining future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our Common Stock. As a result, investors should not expect to receive dividends on any of the Shares purchased by them, for a long period of time, if ever.

Our Common Stock is quoted on the OTC Bulletin Board, and there may be a limited trading market for our Common Stock.

Our Common Stock is quoted on the OTC Bulletin Board. There is extremely limited and sporadic trading of our Common Stock, and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors in our Common Stock may be unable to sell their shares.

If any registration statement that we file is declared effective, sales of shares of our Common Stock on the open market could reduce the market price of our Common Stock.

Our Common Stock has limited and sporadic trading. Sales of shares of the Common Stock in the open market could reduce any market price of the Common Stock, if a market should develop. An absence of a market for the Common Stock would make it more difficult for the Company to raise additional funds through an equity financing. Additionally, if any future registration statement for the Shares is filed and becomes effective, the number of shares of Common Stock eligible for public sale will increase, which could decrease any such market price, if a market were to develop for the shares.

Our Common Stock will be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, investors in our Common Stock may find it more difficult to sell our shares.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to other factors discussed under the headings “Risk Factors” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

DESCRIPTION OF PROPERTY

Facilities

The Company leases approximately 3,200 square feet of office space, as well as a corporate apartment, pursuant to leases expiring through June 2007 for aggregate monthly rentals of $8,350.

Future minimum payments for the years ending March 31 are as follows: 2007: $97,700 2008: $17,550

Management believes the current space is sufficient for its operations through the 2006 year but that it may require more space thereafter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date immediately following the closing of the Transaction regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner	Amount (1)	Percent of Class
None
Directors and Named Executive Officers (2):
Anthony F. Zalenski	7,258,559	10.10%
Peter M. Peterson	6,956,874	9.68
Christopher J. Floyd	6,956,874	9.68

All directors and named executive officers as a group (5 persons)	21,172,307	29.46%

(1)
Beneficial ownership is calculated based on 71,833,251 shares of our Common Stock issued and outstanding which assumes that an additional 4,377,872 shares are issued as full payment for certain outstanding promissory notes of AcXess. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days following theclosing of the Transaction. The shares issuable pursuant to those options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

(2)	The address for the directors and named executive officers is c/o Innovative Software Technologies, Inc., 3998 FAU Blvd, Bldg 1-210, Boca Raton, FL 33431.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of Innovative’s directors and executive officers at the closing of the Transaction.

Name	Age	Position(s)

Anthony F. Zalenski	63	Chief Executive Officer, Chairman
Peter M. Peterson	49	Director
Christopher J. Floyd	43	Chief Financial Officer, Secretary

Anthony F. Zalenski has served as Chairman of the Board of Directors and as Chief Executive Officer since his appointment on the date of the Transaction. Mr. Zalenski has over 30 years of international high tech industry experience specializing in the Internet, infotainment, information appliances, applications rental, enterprise software, and telecommunications and data communications markets. Mr. Zalenski has managed start-ups, led turnarounds and held executive positions with Fortune 100 companies. He has extensive experience in managing merger and acquisition transactions, public and private financings, as well as strategic corporate relationships. As the new President of the $55 million enterprise security software company Casi-Rusco, a wholly owned subsidiary of Interlogix, Mr. Zalenski successfully transitioned Casi-Rusco during the purchase of Interlogix by General Electric. Prior to his time with Casi-Rusco, Mr. Zalenski served as Chairman, CEO and President of SoftMountain, an enterprise software start-up company. As President and CEO of Boca Research (NASDAQ: BOCI), Mr. Zalenski grew annual sales from $40 million to $150 million. While leading Boca Research and in response to changing market conditions, he strategically repositioned the company to address the emerging Internet appliance market and arranged financing and strategic customer relationships. Previously, Mr. Zalenski served as Corporate Vice President and COO of Motorola UDS/ISG, a $750 million entity. Prior to Motorola, Mr. Zalenski was a founding member of Isacomm, a Telecommunications startup, subsequently purchased by US Sprint.

Peter M Peterson has served as Chairman of the Board of Directors of Innovative since his election in November of 2003, and served as Chief Executive Officer since his appointment in August 2004 until the date of the Transaction. Mr. Peterson is President, CEO and founder of Aspen Capital Partners, LLC a firm specializing in financial advisory and capital formation. Prior to founding Aspen Capital Partners, Mr. Peterson was Managing Director of Investment Banking with H. C. Wainwright & Co. He was also president of First American Holdings and Managing Director of Investment Banking for the firm. Prior to First American, he served as Vice President of Investment Banking with Josephthal, Lyons and Ross, A New York Stock Exchange member firm. Previous to Josephthal, Mr. Peterson was President of Triad Capital Partners and was responsible for assisting companies in going public, mergers and acquisitions, leveraged buyouts, recapitalizations, and private placements. Mr. Peterson has experience in arranging private placements, SEC documentation and reporting, financial consulting, real estate financings, securitized receivable and asset financings, strategic planning, transaction structuring, and negotiating. Mr. Peterson is a member of the National Association of Corporate Directors and Association of Corporate Growth. He is a 1979 graduate of University Florida. Mr. Peterson is chairman of the board of directors of CleanFuel USA, Inc.

Christopher J. Floyd has served as Chief Financial Officer, Vice President of Finance and Secretary of the Board of Directors since his appointment on August 4, 2004. Mr. Floyd has a broad financial, consulting and entrepreneurial background. As President of Axim Consulting Group, Inc. he worked with Innovative for a period of ten months, negotiating with former officers of the Company, performing accounting and SEC filing work, and assisting in strategic planning and business development. Previously, Mr. Floyd was the co-founder and Chief Financial Officer for Comworxx, Inc., which pioneered telematics products and services. Prior to Comworxx, Mr. Floyd was the co-founder and served as Chief Financial Officer, Treasurer, and a director for Intelliworxx, Inc., a public company that designed and manufactured tablet computers and developed equipment training and maintenance software applications. He was responsible for all financial, administrative, legal, auditing and securities matters. Prior to Intelliworxx, Mr. Floyd worked in a variety of startup and turnaround situations both as a principal and as a consultant. Previously, Mr. Floyd worked for Ernst & Young in Berlin, Germany, performing both audit and consulting work, principally under privatization engagements for former East German enterprises. Mr. Floyd received his Master of Business Administration from the Wharton School of the University of Pennsylvania and his Bachelor of Science in Electrical Engineering from the University of South Florida.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors.

The Board of Directors will be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, then the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the Board of Directors may fill such vacancy.

Compensation of Directors

It is intended that each member of our board of directors who is not an employee of the Company (a “non-employee director”) will receive an annual retainer in cash and/or shares of Common Stock or in options to purchase shares of Common Stock as determined by our board of directors and all directors will be reimbursed for costs and expenses related to attendance at meetings of the board of directors. The amount of this retainer has not yet been determined.

Our employee directors will not receive any additional compensation for serving on our board of directors or any committee of our board of directors, and our non-employee directors will not receive any compensation from us for their roles as directors other than the retainer, attendance fees and stock or stock option grants described above.

EXECUTIVE COMPENSATION

The table below details all plan and non-plan compensation awarded to, earned by, or paid to the persons serving as named executive officers Innovative for the fiscal years 2005 and 2004 per Item 402 of Regulation S-B.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s)[1] ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Peter M. Peterson CEO & Chairman	2005	77,785	0	0	0	0	0	0
	2004	144,910	0	4,000	0	0	0	0

Christopher J. Floyd CFO	2005	77,785	0	0	0	0	0	0
	2004	75,000	0	4,000	0	0	0	0

Since its inception no officer of AcXess has received salary and bonus in aggregate exceeding $100,000 per year.

Employment Agreements

Effective August 1, 2004, we entered into an employment agreement with Christopher Floyd that provides for his employment as Chief Financial Officer of the Company, which agreement expires on August 1, 2007. Mr. Floyd has agreed in principle to modify his contract according to the recommendations of the compensation committee of the board, which committee has not yet been formed. Until such agreement is executed Mr. Floyd will be paid an annual salary of $84,000.

We expect to execute an employment agreement with Anthony F. Zalenski within 30 days following the filing of this report. Currently Mr. Zalenski receives an annual salary of $84,000.

Other Compensation

We may in the future also issue to our officers and directors stock options on terms and conditions to be determined by our Board of Directors or designated Board Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AcXess Transactions

None.

Innovative Transactions

Effective August 1, 2004, we entered into an employment agreement with Peter Peterson that provided for his employment as Chief Executive Officer of the Company, which agreement was to expire on August 1, 2007. The agreement stipulated an annual base salary of $180,000 and an incentive compensation plan to be determined by the board. Mr. Peterson’s employment agreement was mutually terminated by Mr. Peterson and the Company effective January 4, 2006. In lieu of paying Mr. Peterson’s salary for January 2006 and the following 12 months thereafter as stipulated in the employment contract, the Company agreed to a one-time issuance to Mr. Peterson of 950,495 shares of common stock, payment of salary though January 2006, and health benefits to continue for the 2006 calendar year. Mr. Peterson retained the office of Chief Executive Officer of the Company until the date of the Transaction.

DESCRIPTION OF SECURITIES

Our total authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 per share. After the Closing, 71,883,251 shares of Common Stock were issued and outstanding. There are 450,000 shares of preferred stock issued and outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Aertificate of Incorporation and By-laws, and by the provisions of applicable California law.

Common Stock

Holders of our Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors from time to time may determine. Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of shares of preferred stock in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on Common Stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of Common Stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of Common Stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of Common Stock in the event of the liquidation of the Company.

There are 450,000 shares of Series A Preferred issued and outstanding as of the date of the Transaction. These shares are entitled to receive dividends at the rate of 4% per annum of the liquidation preference per share payable yearly in fully paid and non-assessable shares of the Corporation’s common stock. The number of shares of common stock to be distributed as a dividend is calculated by dividing such payment by 95% of the Market Price on the first five trading days after January 1 of each year. The term “Market Price” means, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date.

Warrants

In connection with the Offering, we issued Warrants to purchase 2,120,000 shares of our common stock at a price of $0.05 per share. Such Warrants have an expiration of 5 years. Also in connection with the Offering, we agreed to issue Agent Warrants equal to ten percent (10%) of the number of shares into which the convertible promissory notes convert. The Agent Warrants will have an expiration of two years from the date of issuance and a strike price of $0.05. The shares of Common Stock underlying the Warrants and the Agent Warrants carry “piggyback” registration rights as described below.

Stock Option Plans

The Company currently has no stock option plans.

Registration Rights

In connection with the Offering, we granted purchasers of the Convertible Promissory notes “piggyback” registration rights which call for the inclusion of any shares of common stock resulting from the conversion of the Convertible Promissory notes in any registration statement the Company may file pursuant to a future financing.

Indemnification Matters

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director’s liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors’ liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of our company.

In accordance with Section 317, our articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law.

The indemnification provisions described above provide coverage for claims arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Articles of Incorporation, Bylaws, the the California Corporations Code, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer 100 Second Avenue South, 300N, St. Petersburg, Florida 33701.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our shares are currently trading on the OTC Bulletin Board under the stock symbol “INIV.” The high and the low trades for our shares for each quarter of actual trading were:

	High	Low
Year Ending December 31, 2004:
First Quarter	$0.75	0.31
Second Quarter	0.51	0.25
Third Quarter	0.35	0.14
Fourth Quarter	0.30	0.08
Year Ending December 31, 2005:
First Quarter	$0.17	0.07
Second Quarter	0.12	0.04
Third Quarter	0.08	0.03
Fourth Quarter	0.08	0.01

The closing price for the common stock on June 26, 2006 was $0.04 per share.

The trades reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

As a result of the Transaction and the associated financing, the value of our Common Stock will depend upon the value of our only asset, the business and assets of AcXess. AcXess was a private company whose business, assets and financial performance has not been disclosed to the public, prior to this Current Report on Form 8-K.

Holders of Common Stock

After the closing of the Transaction and the Offering, we had 67,455,379 shares of our Common Stock issued and outstanding and there were approximately 1,239 registered shareholders of our common stock. Of such shares, 11,000,000 were issued pursuant to the Transaction. In addition, warrants to purchase 2,120,000 shares of our Common Stock were also outstanding as of that date.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have had no revenue or earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Legal Proceedings

From time to time, we are involved in litigation concerning our business operations. Management believes that the litigation in which we are currently involved is not reasonably likely to be material to its financial condition, results of its operations or its cash flows, other than the litigation noted below.

SEC Investigation

On June 24, 2003 the Securities and Exchange Commission ("SEC") issued a formal order of investigation, authorizing the investigation of certain securities matters. The SEC staff has taken the testimony of certain officers and has informed us that it intends to take additional testimony. The SEC staff has also issued additional requests for the voluntary production of documents. Prior to the issuance of the order, we had voluntarily provided documents and information to the SEC staff in response to informal, non-public inquiries by the staff. On April 8th, 2005 the Independent Committee of the Board of Directors turned over the results of its investigation to the SEC and we intend to continue to fully cooperate with the SEC in its investigation.

Prosper, Inc. Complaint

Subsequent to the EPMG asset disposition, as discussed above, the former principals, under the new name of Prosper, Inc. filed a complaint that seeks a refund to the benefit of Prosper of certain reserve funds amounting to $580,000 that are due to former vendors. Under the EPMG Settlement Agreement, we agreed to pay certain reserves potentially owing to third-party vendors upon specified conditions. The lawsuit alleges that we have breached the obligation to pay these reserves, but we contest that the conditions for these payments have been satisfied and/or contest the amounts and payees of the payments that are alleged to be owed by us.

Although we believe that these allegations do not have any merit, if Prosper, Inc. were to prevail in its complaint there would be serious negative financial consequences resulting from utilization of our cash reserves. Moreover, such an action could divert management’s time and efforts away from the business of the Company.

Kansas City Explorers

The Company is a defendant in a lawsuit in the Circuit Court of Platte County, Missouri, “Kansas City Explorers vs. Innovative Software” case no. 04CV82050 in which the claimant is seeking money for advertising which it alleges is still due, and have alleged damages of $50,028. The claimant has been court ordered to produce answers to certain discovery requests of the Company which they have failed to produce. Management intends to aggressively defend the claim based upon the lack of contract between the parties, lack of proof of damages, as well as minimal proof of advertising services actually performed for Company products and services.

Recent Sales of Unregistered Securities.

In connection with the Transaction, we issued 11,000,000 shares of our Common Stock to the holders of AcXess common stock for all the issued and outstanding shares of AcXess common stock. The shares of Common Stock issued in the Transaction were issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser had access to all relevant information necessary to evaluate the investment and represented to Innovative that the securities were being acquired for investment.

Concurrent with the closing of the Transaction, Innovative sold convertible promissory notes to four accredited investors in the aggregate principal amount of approximately $430,000 (the “Offering”). The convertible promissory notes have a term of six months and are convertible into shares of Common Stock of the Company in a future qualified financing at a 30% discount to the effective price per share paid in the future qualified financing. In the Offering, Innovative also issued to the purchasers of the notes warrants to purchase an aggregate of 2,120,000 shares of Common Stock at an exercise price of $0.05, subject to adjustment. These warrants will expire in 2011. The investors in the Offering were granted piggyback registration rights with respect to the shares issuable upon the conversion of the notes or the exercise of the warrants in accordance with a registration rights agreement. Also in conjunction with the Offering, Innovative exchanged an outstanding promissory note to an investor in the amount of $100,000 plus accrued interest for a promissory note with the above terms for $100,000, and interest accrued to date on the pre-existing note was forgiven by the investor and credited to other income. In connection with the Offering, Innovative issued to the placement agent in the Offering an agreement to receive warrants (the “Agent Warrants”) to purchase up to that number of shares of Common Stock equal to ten (10%) percent of the shares of Common Stock issued by the Company upon conversion of the promissory notes issued in the Offering. The Agent Warrants will exercisable for a two year period following the date of issuance at a price per share equal to $0.05 per share. The notes and warrants issued in the Offering, as well as the shares of Common Stock issuable pursuant thereto, were sold and issued pursuant to the exemption from the registration requirements of the Act provided under Section 4(2) of the Act and Rule 506 promulgated thereunder, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to Innovative that the securities were being acquired for investment.

Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director’s liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors’ liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of our company.

In accordance with Section 317, our articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law.

The indemnification provisions described above provide coverage for claims arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Articles of Incorporation, Bylaws, the California Corporations Code, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF THE TRANSACTION

On June 26, 2006, Innovative Software Technologies, Inc. (“Innovative” or the “Company”) completed the acquisition of AcXess, Inc. (“AcXess”) in a stock exchange transaction (the “Transaction”) pursuant to a Stock Exchange Agreement by and between Innovative, AcXess, the Shareholders of AcXess, Inc., and Anthony F. Zalenski, acting as the Shareholder’s Agent (the “Exchange Agreement”). As a result of the Transaction, AcXess became a wholly owned subsidiary of the Company.

Pursuant to the Exchange Agreement, the shareholders of AcXess exchanged 100% of the outstanding shares of AcXess for 11,000,000 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”). The shares of Common Stock issued in the Transaction were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of this Transaction (as described in Item 2.01 of this Current Report on Form 8-K) Anthony F. Zalenski was appointed to our Board of Directors as Chairman and William E. Leathem resigned as director. As a result our board currently comprises Mr. Zalenski and Pete M. Peterson, our former Chairman. In addition, Mr. Peterson resigned as Chief Executive Officer and Mr. Zalenski accepted the position of Chief Executive Officer of the Company. Christopher J. Floyd remains as Chief Financial Officer and Secretary of the Board of Directors.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the closing of the Transaction, Innovative Software Technologies, Inc. relocated its corporate headquarters from 1413 South Howard Avenue, Suite 220, Tampa, Florida to 3998 FAU Boulevard, Bldg 1-210, Boca Raton, Florida. Innovative’s new phone number is (561) 417-7250.

 Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

AcXess’ audited financial statements for the fiscal year ended March 31, 2006 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro-Forma Financial Information.

The following documents of the Company appear as Exhibit 99.2 to this Form 8-K.

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006;

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended March 31, 2006; and

(iii)	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial statements attached as Exhibit 99.2 to this Form 8-K are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had Innovative and AcXess been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes of Innovative included in its Form 10-KSB filed with the Securities and Exchange Commission on December 31, 2006 and the historical financial statements of AcXess included herein as Exhibit 99.1.

The unaudited pro forma condensed consolidated financial statements give effect to Innovative’s acquisition of AcXess using the reverse acquisition method of accounting. The pro forma condensed consolidated financial statements are based on the respective historical financial statements of Innovative and AcXess. The unaudited pro forma condensed consolidated financial information has been prepared on the basis of assumptions described in the notes to the unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to present fairly this unaudited pro forma condensed consolidated financial information have been made.

(d) Exhibits.

See Exhibit Index following Signature page.

[REMAINDER OF THIS PAGE LEFT BLANK]

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: June 30, 2006	By:	/s/ Anthony F. Zalenski
Anthony F. Zalenski
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1
Stock Exchange Agreement by and between Innovative Software Technologies, Inc., AcXess, Inc., the Shareholders of AcXess, Inc., and Anthony F. Zalenski, acting as the Shareholder’s Agent, dated as of June 26, 2006.

3.1	Amendment to the Articles of Incorporation of Innovative Software Technologies, Inc.*

3.2	Articles of Incorporation of Innovative Software Technologies, Inc., as amended.*

3.3
Certificate of Designation of the Series A Preferred Stock of Innovative Software Technologies, Inc. (incorporated by reference from Exhibit 2.2 to the Company's Current Report on Form 8-K/A filed March 14, 2002).

3.4	Certificate of Designation of the Series B Preferred Stock of Innovative Software Technologies, Inc.*

3.5	By-laws of Innovative Software Technologies, Inc. (incorporated by reference from Exhibit 3(b) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

3.6	Certificate of Amendment to Articles of Incorporation filed on August 8, 2001

4.1	Specimen Certificate of Common Stock (incorporated by reference from Exhibit 4(a) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

10.1	Director Indemnification Agreement dated August 14, 2003 between Innovative Software Technologies, Inc. and Peter M. Peterson***

10.2	Director Indemnification Agreement dated August 4, 2003 between Innovative Software Technologies, Inc. and William E. Leathem***

10.3	Employment Agreement dated August 1, 2004 between Innovative Software Technologies, Inc. and Christopher J. Floyd.*****

99.1	Audited Financial Statements of AcXess, Inc. for the year ended as of March 31, 2006.

99.2	Unaudited Condensed Consolidated Pro Forma Consolidated Financial Statements for Innovative Software Technologies, Inc. for the year ended March 31, 2006

Exhibit
Number	Description

*	Incorporated by reference from the exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2004 which bears the same exhibit number.

***	Incorporated by reference from the exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2004 which bears the same exhibit number.

****	Incorporated by reference from the exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2004 which bears exhibit number 10.1.

*****	Incorporated by reference from the exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2004 which bears exhibit number 10.2.